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As filed with the Securities and Exchange Commission on March 2, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SCB COMPUTER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-1201565
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3800 Forest Hill-Irene Road, Suite 100 Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip code)

(901) 754-6577
(Telephone number, including area code, of agent for service)

2001 Non-Management Directors' Stock Incentive Plan
(Full title of the plan)

Mac J. Slingerlend
3800 Forest Hill-Irene Road, Suite 100
Memphis, Tennessee 38125
(Name and address of agent for service)

Copies to:

Mac J. Slingerlend President 3800 Forest Hill-Irene Road, Suite 100 Memphis, Tennessee 38125	Douglas R. Wright Faegre & Benson LLP 1700 Lincoln Street, Suite 3200 Denver, Colorado 80203

DEREGISTRATION OF SECURITIES

        Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed on December 13, 2001, SEC File No. 333-76118, SCB Computer Technology, Inc. hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on March 2, 2004.

SCB COMPUTER TECHNOLOGY, INC.
By:	/s/ MAC J. SLINGERLEND Mac J. Slingerlend President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MAC J. SLINGERLEND Mac J. Slingerlend	President and Director (Principal Executive Officer)	March 2, 2004
/s/ DAVID G. DURHAM David G. Durham	Secretary and Director (Principal Financial and Accounting Officer)	March 2, 2004

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DEREGISTRATION OF SECURITIES
SIGNATURES